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                                                                   EXHIBIT 5.1


                                     August 2, 2002



Board of Directors
W Holding Company, Inc.
19 West McKinley Street
Mayaguez, Puerto Rico  00680

        Re: Registration Statement on Form S-3
            (SEC File No. 333-92418)

Ladies and Gentlemen:

               We are acting as special counsel to W Holding Company, Inc., a corporation formed under the laws of the Commonwealth of Puerto Rico (the "COMPANY"), in connection with the above referenced registration statement on Form S-3 (the "REGISTRATION STATEMENT"), filed with the Securities and Exchange Commission relating to the proposed public offering of up to $150,000,000 in aggregate amount of the Company's common stock, par value $1.00 per share (the "COMMON STOCK") and preferred stock, par value $1.00 per share (the "PREFERRED STOCK" and, together with the Common Stock, the "SECURITIES"), all of which Securities are to be sold by the Company. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

               For purposes of this opinion letter, we have examined copies of the following documents:


               1. An executed copy of the Registration Statement, as originally filed with the Securities and Exchange Commission on July 15, 2002.


               2. The Certificate of Incorporation of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

               3. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.


               4. Resolutions of the Board of Directors of the Company adopted by unanimous written consent on July 11, 2002, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect, relating to the issuance and sale of the Securities and arrangements in connection therewith.






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               In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

               This opinion letter is based as to matters of law solely on the Puerto Rico General Corporation Law. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations.

               For purposes of this opinion letter, we have assumed that:

               (i) the issuance, sale, amount and terms of the Securities to be offered will be duly authorized and established by proper action of the Board of Directors of the Company and in accordance with the Certificate of Incorporation, Bylaws and applicable Puerto Rico law;

               (ii) prior to any issuance of shares of Preferred Stock, an appropriate Certificate of Corporate Resolution relating to a series of the Preferred Stock to be sold under the Registration Statement will have been duly authorized and adopted and filed with the Secretary of State of the Commonwealth of Puerto Rico (the "CERTIFICATE OF CORPORATE RESOLUTION");

Based upon, subject to and limited by the foregoing, we are of the opinion that

(a) following (i) effectiveness of the Registration Statement and any required post-effective amendments thereto, (ii) final action of the Board of Directors authorizing issuance of the Common Stock, and (iii) receipt by the Company of the consideration for the Common Stock specified in the resolutions of the Board of Directors and the Pricing Committee of the Board of Directors, the Common Stock will be validly issued, fully paid, and nonassessable; and

(b) following (i) the final action of the Board of Directors of the Company authorizing and establishing a series of Preferred Stock, in accordance with the terms of the Certificate of Incorporation, the Bylaws and applicable law, (ii) filing with the Secretary of State of the Commonwealth of Puerto Rico of an appropriate Certificate of Corporate Resolution with respect to such Preferred Stock, (iii) effectiveness of the Registration Statement and any required post-effective amendments thereto, (iv) final action of the Board of Directors authorizing issuance of the Preferred Stock, and (v) receipt by the Company of the consideration for the Preferred Stock specified in the resolutions of the Board of Directors and the Pricing Committee of the Board of Directors, the Preferred Stock will be validly issued, fully paid, and nonassessable.

               This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.




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               We hereby consent to the filing of this opinion letter as
Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                                   Very truly yours,



                                                   /s/ HOGAN & HARTSON L.L.P.





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